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         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-85012, 333-62013, and 33-61111) of Churchill Downs Incorporated of our reports dated February 19, 1999, relating to the financial statements of Calder Race Course, Inc. and Tropical Park, Inc. which appear in the Current Report on Form 8-K/A of Churchill Downs Incorporated dated June 18, 1999.




PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
June 15, 1999